UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026
___________________________________
Skyward Specialty Insurance Group, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-41591 (Commission File Number)	14-1957288 (I.R.S. Employer Identification Number)
800 Gessner Road, Suite 600 Houston, Texas		77024-4284
(Address of principal executive offices)		(Zip Code)
(713) 935-4800
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	SKWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On July 15, 2026, the Board of Directors of Skyward Specialty Insurance Group, Inc. (the “Company”) approved an expansion of its previously announced share repurchase program, increasing the aggregate authorization from US$50 million to up to US$100 million, of the Company’s outstanding common shares.
The Company may repurchase shares from time to time in open market or privately negotiated transactions, block purchases, accelerated share repurchase agreements or a combination of methods, including pursuant to safe harbors provided by Rule 10b-18 and Rule 10b5‑1 under the Securities Exchange Act of 1934. The timing, manner, price and amount of any repurchases under the expanded share repurchase program will be determined by the Company in its discretion. The stock repurchase program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWARD SPECIALTY INSURANCE GROUP, INC.

Date:	July 15, 2026	/s/ Patricia A. Ryan
Patricia A. Ryan
Chief Legal Officer